UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 3, 2022

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement commu8nications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by GoDaddy Inc. (the “Company”) with the Securities and Exchange Commission on January 5, 2022 (the “Original 8-K”) to update certain disclosures therein under Item 5.02. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented by the disclosure contained in Item 5.02 of this Amendment No. 1.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of Chief Operating Officer
On January 5, 2022, the Company announced the appointment of Roger Chen to serve as the Company’s Chief Operating Officer, effective January 3, 2022. Effective upon his appointment as Chief Operating Officer of the Company, Mr. Chen was designated as an “officer” as such term is used within the meaning of Section 16 of the Exchange Act.
On January 20, 2022, the Company and certain of its affiliates entered into an employment contract with Mr. Chen, effective as of January 24, 2022 (the “Chen Employment Agreement”). The Chen Employment Agreement provides Mr. Chen with an annual base salary of $500,000 and an opportunity to earn an annual incentive bonus in the target amount equal to 80% of his base salary. The actual amount will be determined and paid pursuant to the Company’s bonus program.
Pursuant to the Chen Employment Agreement, and subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan (the “Plan”) and the applicable forms and awards thereunder, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a grant to Mr. Chen of the following equity awards, with a grant date consistent with the grant date for other executive officers and with an aggregate target value of $4,000,000. Fifty percent (50%) of the award being issued is in the form of time-based restricted stock units that vest 25% after one year, and in twelve equal quarterly installments thereafter; and 50% of the award being issued is in the form of performance based restricted stock units (“PRSUs”) which will be earned on the same basis as the PRSUs granted to our other executive officers in 2022, based on a relative total shareholder return metric. Starting in 2023, Mr. Chen will be eligible to receive an annual focal equity award subject to the approval of the Committee.
The summary of the Chen Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Chen Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.
In addition, Mr. Chen, the Company, and certain of its affiliates entered into a change in control and severance agreement, effective as of January 3, 2022, on the Company’s standard form of change in control and severance agreement, which form has previously been disclosed and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 5, 2021.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1+#	Employment Contract between Shanghai Universal Information Technology Consulting Co. and Roger Chen dated January 24, 2022

+	Indicates management contract or compensatory plan or arrangement.
#	Certain provisions or terms of the agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	January 26, 2022	/s/ Michele Lau
Michele Lau
Chief Legal Officer